NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces $12.0 Million Cash Distribution Received from the Peak Gold JV and Commencement of Third Campaign

FAIRBANKS, AK -- (November 7, 2024) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that the Peak Gold JV paid a cash distribution of $12.0 million on October 24, 2024. These proceeds relate to Contango’s 30% of profits from the processing of Manh Choh ore from Campaign #2. In total, Contango has received $31.5 million in cash distributions from the Peak Gold JV since commencing the processing of Manh Choh ore in July 2024.

The Peak Gold JV has completed two campaigns with a third campaign currently underway. Contango’s 30% share of production from Campaigns #1 and #2 totals approximately 30,000 ounces of gold with a further 8,500 ounces of gold expected from Campaign #3 for total production in 2024 of approximately 38,500 ounces of gold.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross, operator of the Peak Gold JV. The Company also has a lease on the Johnson Tract project from the underlying owner, CIRI Native Corporation, a lease on Lucky Shot project from the underlying owner, Alaska Hardrock Inc. and, through its subsidiary, 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims. In addition, Contango also owns a 100% interest in an additional approximately 145,000 acres of State of Alaska mining claims through its wholly owned subsidiary, which gives Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities

Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com